UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01: Completion of Acquisition or Disposition of Assets

On Aug. 16, 2005, TECO Energy, Inc.’s indirect subsidiary, TPS Dell, LLC, completed the previously announced sale of the Dell Power Station, to Associated Electric Cooperative, Inc., a Missouri electric cooperative, for $75 million. TECO Energy estimates the third quarter impact to net income to be a gain of approximately $5 to $8 million, including a $15 million after-tax gain on the sale ($23 million pretax), offset by certain contract termination costs as a result of the disposition. The final proceeds, net of retained liabilities, are expected to be approximately $65 million. The Dell Power Station is a partially constructed 599 megawatt, natural gas-fired, combined-cycle electric generating facility located in Dell, Arkansas.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(b)	Pro forma financial information

The following unaudited pro forma consolidated balance sheet reflects the disposition of the Dell power station as if it had occurred on Jun. 30, 2005. The accompanying unaudited pro forma condensed consolidated statement of income for the six months ended Jun. 30, 2005 and the year ended Dec. 31, 2004 reflects the disposition of the Dell power station as if the sale had occurred on Jan. 1, 2004. The pro forma financial information does not purport to represent what TECO Energy, Inc.’s consolidated results would have been if the disposition had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of TECO Energy. The pro forma adjustments are based on the operating results and related charges for the Dell power station recorded for the periods.

TECO Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2005

(Unaudited)

$ millions	As reported	Dell (1) Adjustments	Pro Forma
Current assets
Cash and cash equivalents	$188.2	$63.8	$252.0
Restricted cash	57.1	—	57.1
Receivables, less allowance for uncollectibles	307.4	—	307.4
Inventories, at average cost
Fuel	72.0	—	72.0
Materials and supplies	71.8	—	71.8
Current derivative assets	24.0	—	24.0
Prepayments and other current assets	42.4	—	42.4

Total current assets	762.9	63.8	826.7

Total property, plant and equipment (net)	4,548.8	—	4,548.8

Other assets
Deferred income taxes	804.9	(4.4)	800.5
Other investments	8.0	—	8.0
Regulatory assets	178.3	—	178.3
Investment in unconsolidated affiliates	274.1	—	274.1
Goodwill	59.4	—	59.4
Long-term derivative assets	1.7	—	1.7
Deferred charges and other assets	114.7	—	114.7
Assets held for sale	60.0	(51.7)	8.3

Total other assets	1,501.1	(56.1)	1,445.0

Total assets	$6,812.8	$7.7	$6,820.5

TECO Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet – continued

June 30, 2005

(Unaudited)

$ millions	As reported	Dell (1) Adjustments	Pro Forma
Current liabilities
Long-term debt due within one year
Recourse	$5.5	$—	$5.5
Notes Payable	70.0	—	70.0
Accounts Payable	247.9	—	247.9
Customer deposits	110.1	—	110.1
Interest accrued	53.2	—	53.2
Taxes accrued	55.5	—	55.5
Liabilities associated with assets held for sale	2.2	—	2.2

Total current liabilities	544.4	—	544.4

Other liabilities
Investment tax credits	18.6	—	18.6
Regulatory liabilities	576.0	—	576.0
Deferred credits and other liabilities	352.0	—	352.0
Long-term debt, less amount due within one year
Recourse	3,525.4	—	3,525.4
Junior subordinated	277.7	—	277.7

Total other liabilities	4,749.7	—	4,749.7

Capital
Common equity	207.8	—	207.8
Additional paid in capital	1,598.2	—	1,598.2
Retained deficit	(229.8)	7.7	(222.1)
Accumulated other comprehensive income	(43.3)	—	(43.3)

Common equity	1,532.9	7.7	1,540.6
Unearned compensation	(14.2)	—	(14.2)

Total capital	1,518.7	7.7	1,526.4

Total liabilities and capital	$6,812.8	$7.7	$6,820.5

(1)	Reflects the assets and liabilities of the Dell power station and the related gain less indirect expenses associated with the sale, net of tax.

TECO Energy, Inc.

Pro Forma Condensed Consolidated Statement of Income

For the six months ended June 30, 2005

(Unaudited)

$ millions, except per share amounts	As reported	Dell (1) Adjustments	Pro Forma
Revenues	$1,403.7	$—	$1,403.7

Expense
Regulated operations	604.6	—	604.6
Other operations	315.6	(5.4)	310.2
Maintenance	76.1	(0.1)	76.0
Depreciation	140.0	—	140.0
Taxes, other than income	94.8	(0.2)	94.6

Total expenses	1,231.1	(5.7)	1,225.4

Income from operations	172.6	5.7	178.3

Other income	28.8	—	28.8

Interest charges	151.9	—	151.9

Income before income taxes	49.5	5.7	55.2

Provision for income tax	31.8	2.1	33.9
Minority interest	46.2	—	46.2

Net income from continuing operations	$63.9	$3.6	$67.5

Average common shares outstanding
Basic	205.5		205.5
Diluted	207.4		207.4
Earnings per share from continuing operations
Basic	$0.31		$0.33
Diluted	$0.29		$0.31

(1)	Reflects the reversal of the results of operations for the Dell power station and the related tax impacts.

TECO Energy, Inc.

Pro Forma Condensed Consolidated Statement of Income

For the year ended Dec. 31, 2004

(Unaudited)

$ millions, except per share amounts	As reported	Dell (1) Adjustments	Pro Forma
Revenues	$2,639.4	$—	$2,639.4

Expense
Regulated operations	1,193.4	—	1,193.4
Other operations	590.5	(0.8)	589.7
Maintenance	137.4	(0.3)	137.1
Depreciation	275.9	—	275.9
Asset impairment	632.2	(282.3)	349.9
Goodwill and intangible asset impairment	4.8	—	4.8
Restructuring charges	1.2	—	1.2
Taxes, other than income	184.3	(0.5)	183.8

Total expenses	3,019.7	(283.9)	2,735.8

Loss from operations	(380.3)	283.9	(96.4)

Other income	23.1	—	23.1

Interest charges	322.9	—	322.9

Loss before income taxes	(680.1)	283.9	(396.2)

Benefit for income tax	(245.1)	101.9	(143.2)
Minority interest	79.5	—	79.5

Net loss from continuing operations	$(355.5)	$182.0	$(173.5)

Average common shares outstanding
Basic	192.6		192.6
Diluted	192.6		192.6
Earnings per share from continuing operations
Basic	$(1.85)		$(0.90)
Diluted	$(1.85)		$(0.90)

(1)	Reflects the reversal of the results of operations for the Dell power station and the related tax impacts.

(c)	Exhibits

99.1	Press release dated Aug. 16, 2005, announcing the completion of the sale of the Dell Power Station.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Aug. 18, 2005	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description of Exhibits
99.1	Press release dated Aug. 16, 2005, announcing the completion of the sale of the Dell Power Station.